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                                   EXHIBIT 10

                          AGREEMENT TO TERMINATE OPTION


         THIS AGREEMENT ("Agreement") is made and entered into as of this 23rd day of November, 1998 by and between Bruce H. Lien, an individual (the "Optionee"), and Concorde Cruises, Inc., assignee and wholly-owned subsidiary of Concorde Gaming Corporation (the "Optionor").

                               W I T N E S S E T H

         WHEREAS, Optionee and Concorde Gaming Corporation entered into an ("Option Agreement") dated April 20, 1998 pursuant to which Optionee was granted an option (the "Option") to purchase Optionee's interest in Bayfront Ventures, a Florida general partnership.

         WHEREAS, Concorde Gaming Corporation assigned its interest in the Option Agreement and its obligations pursuant to the Option to Optionor.

         WHEREAS, Optionee and Optionor consider it in their respective best interests to terminate the Option and the Option Agreement.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Termination. Optionor and Optionee agree that the Option and the Option Agreement shall terminate effective upon the execution of this Agreement.

         2. Binding Agreement; Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs and assigns.

         3. Preparation of Agreement. The parties hereto acknowledge that this Agreement has been negotiated and prepared in an arms-length transaction and that both Optionee and Optionor have negotiated all the terms contained herein. Accordingly, the parties agree that neither party shall be deemed to have drafted the Agreement and the Agreement shall not be interpreted against either party as the draftsman.

         4. Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original for all purposes and all of which shall constitute; collectively one and the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                             OPTIONOR:
                             Concorde Cruises, Inc.


                             By:    /s/ Jerry L. Baum
                                -------------------------------


                             OPTIONEE:


                             By:    /s/ Bruce H. Lien
                                -------------------------------
                                        Bruce H. Lien